Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-103167 of Murdock Communications Corporation (the “Company”) of our report dated March 7, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), appearing in the joint Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such joint Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

Cedar Rapids, Iowa

May 9, 2003